UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022 (August 8, 2022)

T-MOBILE US, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	TMUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2022, T-Mobile US, Inc. (the “Company”), through its direct, wholly-owned subsidiary T-Mobile USA, Inc. (“T-Mobile USA”), and its affiliate T-Mobile License LLC, entered into License Purchase Agreements (the “License Purchase Agreements”) with Channel 51 License Co LLC, a Delaware limited liability company (“51 License”), and LB License Co, LLC, a Delaware limited liability company (“LB License,” and together with 51 License, “Sellers”). Pursuant to the License Purchase Agreements, T-Mobile License LLC will acquire spectrum in the 600 MHz band from Sellers (the “Licenses”) in exchange for total cash consideration of $3.5 billion (the “Purchase Price”), of which approximately $1.9 billion will be paid to 51 License and approximately $1.6 billion will be paid to LB License.

The geographic areas covered by the Licenses include markets in San Francisco, California, Atlanta, Georgia, Chicago, Illinois, Los Angeles, California, Boston, Massachusetts, Tampa, Florida, Columbus, Ohio, Minneapolis, Minnesota, Seattle, Washington, Philadelphia, Pennsylvania, Baltimore, Maryland, Washington, D.C., Dallas, Texas, Phoenix, Arizona, Houston, Texas, Salt Lake City, Utah, Saint Louis, Missouri and New Orleans, Louisiana. The Licenses range from 10MHz to 30MHz per market and cover over 108 million pops—approximately one third of the US population. The Licenses are being acquired without any associated network, but the Licenses are currently being utilized by T-Mobile through exclusive leasing arrangements with Sellers.

The License Purchase Agreements contain customary representations, warranties, and covenants with regard to the Licenses and Sellers’ ability to consummate the transactions.

Consummation of the proposed transactions is subject to various customary conditions, including, among others, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and approval of the transaction by the Federal Communications Commission (the “FCC”). Subject to satisfaction of these conditions, the parties have agreed that closing will occur within 180 days after the granting of required regulatory approvals and that payments of the Purchase Price will occur no later than 40 days after the date of such closing. The Company anticipates the transactions will close between mid-2023 and late-2023.

The description of the License Purchase Agreements is a summary only and is qualified in its entirety by the full and complete terms of the License Purchase Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

August 9, 2022	/s/ Peter Osvaldik
Peter Osvaldik Executive Vice President and Chief Financial Officer